Exhibit 99.2

For More Information:

Jim McCubbin, EVP & CFO	Brett Maas or David Fore
WidePoint Corporation	Hayden IR
7926 Jones Branch Drive, Suite 520	(646) 536-7331
McLean, VA 22102	brett@haydenir.com
(703) 349-2577
jmccubbin@widepoint.com

WidePoint Corporation Announces Second Quarter 2015 Financial Results

41 percent year-over-year revenue growth; New Partnerships, Awards, CoD Advancements and DHS Opportunities Drive Positive 2nd Half Outlook

McLean, VA, August 10, 2015/PRNewswire/ – WidePoint Corporation (NYSE Mkt: WYY), a leading provider of Managed Mobility Services (MMS) specializing in Cybersecurity and Telecommunications Lifecycle Management (TLM) solutions, today announced financial results for the second quarter ended June 30, 2015.

Recent Business Highlights

•	Entered Strategic Alliance with Samsung SDS America

•	Launched New Online Bill Presentment and Analytics Solutions with Three (“3”) Ireland

•	Selected by Telefonica UK for Provisioning Cloud Digital Services

•	Fully Deployed U.S. Immigration and Customs Enforcement component/agency under our DHS BPA

•	Engaged with 3 major remaining DHS BPA component/agencies

•	Engaged with DoD and DHS component/agencies for Certificate-on-DeviceTM (CoD) – derived credentialing and other next generation identity management services

•	Completed phase 1 CoD consulting services with major financial services company and entering phase 2 of rollout; initiated phase 1 CoD with 2 other large commercial enterprises

•	Awarded approximately $7.8M in DHS BPA task awards; expanded sales channel training and education of new channel partners; and grew 2nd half sales pipeline due to introduction of new next generation identity management services

•	Continued development with new partners of product roadmap for CoD for individuals, derived credentials, machine device credentials, and other “Internet of Things” components; continued consolidation of platforms and integration efforts of our enterprise solutions

Second Quarter 2015 Financial Highlights

•	Net revenue increased 41% to $17.4 million from $12.4 million in the second quarter of 2014.

•	Gross profit was $3.3 million compared to $3.6 million in the second quarter of 2014, which supports extra capacity for expanded next generation identity management services and managed mobility services.

•	Adjusted EBITDA loss was approximately $958,000 compared to $669,000 in the second quarter of 2014, including investments made in support of our next generation identity management services in our general and administrative expenses.

•	Net loss was approximately $1.4 million compared to net loss of approximately $0.7 million in the second quarter of 2014 or basic and diluted loss per share of 0.017 per share compared to $0.009 in the second quarter of 2014.

•	Net working capital was approximately $10.6 million as of June 30, 2015.

“Our results in the second quarter of 2015, when combined with our first quarter performance, were largely in line with our year to date expectations,” stated Steve L. Komar, WidePoint’s chief executive officer. Komar further added, “We made great strides in our development efforts of our next generation identity management services with our new channel partners. We see a tremendous interest in our solutions given recent cybersecurity breaches and threats and the strong responses being taken by both government and commercial groups”

James McCubbin, WidePoint CFO, added, “Our second quarter revenues and financial performance were overall in-line with our expectations with a bit more investment required as a result of requests made by our new channel partners for additional support. We continue to look for revenue growth and improved operating results in the 2nd half of the year as next generation identity management services come further on line along with expectations for additional awards from our DHS BPA and other services.”

Conference Call Information

A conference call and live webcast will take place at 4:30 p.m. Eastern Time, on Monday, August 10, 2015. Anyone interested in listening to our analyst call should call 1-888-337-8198 if calling within the United States or 1-719-325-2354 if calling internationally. There will be a playback available until August 24, 2015. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use pin number 2313513 for the replay. The call will also be accompanied live by webcast over the Internet and accessible at http://public.viavid.com/index.php?id=115828.

About WidePoint

WidePoint is a leading provider of secure, cloud-delivered, enterprise-wide information technology-based solutions that can enable enterprises and agencies to deploy fully compliant IT services in accordance with government mandated regulations and advanced system requirements. WidePoint has several major government and commercial contracts. For more information, visit www.widepoint.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company's financing plans; (ii) trends affecting the company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) the declaration and payment of dividends; and (v) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the company's Forms 10-K and 10-Q filed with the SEC.

-tables follow-

WIDEPOINT CORPORATION

CONSOLIDATED BALANCE SHEETS

	JUNE 30,	DECEMBER 31,
	2015	2014

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,687,332	$13,154,699
Accounts receivable, net of allowance for doubtful accounts
of $73,636 and $88,719 in 2015 and 2014, respectively	12,391,141	8,543,050
Unbilled accounts receivable	5,340,750	5,547,416
Inventories	22,150	37,025
Prepaid expenses and other assets	611,967	426,736
Income taxes receivable	-	25,984
Deferred income taxes	13,324	18,584

Total current assets	28,066,664	27,753,494

NONCURRENT ASSETS
Property and equipment, net	1,550,624	1,614,182
Intangibles, net	5,648,576	5,992,992
Goodwill	18,555,578	18,555,578
Deposits and other assets	139,463	161,994

TOTAL ASSETS	$53,960,905	$54,078,240

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Line of credit advance	$122,527	$-
Short term note payable	37,423	137,025
Accounts payable	8,659,862	6,165,477
Accrued expenses	5,944,560	5,980,110
Deferred revenue	1,768,374	710,275
Income taxes payable	39,408	12,574
Current portion of long-term debt	869,296	2,184,016
Current portion of deferred rent	-	9,274
Current portion of capital lease obligations	33,269	76,597

Total current liabilities	17,474,719	15,275,348

NONCURRENT LIABILITIES
Long-term debt, net of current portion	887,444	1,327,800
Capital lease obligation, net of current portion	47,444	36,669
Deferred rent, net of current portion	155,222	152,815
Deferred revenue	42,449	56,977
Deferred income taxes	447,811	447,811
Deposits and other liabilities	1,964	1,964

Total liabilities	19,057,053	17,299,384

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 10,000,000 shares
authorized; 2,045,714 shares issued and none outstanding	-	-
Common stock, $0.001 par value; 110,000,000 shares
authorized; 82,481,792 and 81,656,763 shares issued
and outstanding, respectively	82,482	81,657
Additional paid-in capital	93,449,495	92,661,000
Accumulated other comprehensive (loss)	(244,452)	(147,515)
Accumulated deficit	(58,383,673)	(55,816,286)

Total stockholders’ equity	34,903,852	36,778,856

Total liabilities and stockholders’ equity	$53,960,905	$54,078,240

WIDEPOINT CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2015	2014	2015	2014
REVENUES	$17,432,745	$12,394,021	$35,128,313	$21,996,800

COST OF REVENUES (including amortization and depreciation of $288,277, $334,973, $583,713, and $666,840, respectively)	14,126,516	8,780,226	28,252,116	15,915,767

GROSS PROFIT	3,306,229	3,613,795	6,876,197	6,081,033

OPERATING EXPENSES
Sales and Marketing	797,683	1,038,059	1,568,194	1,883,171

General and Administrative Expenses (including share-based compensation of $81,311, $83,988, $118,862 and $166,704, respectively)	3,818,064	3,666,282	7,613,961	6,722,120
Depreciation and Amortization	91,946	143,219	190,243	212,729

Total Operating Expenses	4,707,693	4,847,560	9,372,398	8,818,020

LOSS FROM OPERATIONS	(1,401,464)	(1,233,765)	(2,496,201)	(2,736,987)

OTHER INCOME (EXPENSE)
Interest Income	4,978	4,594	10,904	5,324
Interest (Expense)	(36,145)	(46,332)	(80,385)	(92,558)
Other Income (Expense)	68,207	5,924	75,640	11,799

Total Other Income (Expense)	37,040	(35,814)	6,159	(75,435)

LOSS BEFORE PROVISION FOR INCOME TAXES	(1,364,424)	(1,269,579)	(2,490,042)	(2,812,422)
INCOME TAX PROVISION (BENEFIT)	45,204	(600,340)	77,345	(1,216,485)

NET LOSS	$(1,409,628)	$(669,239)	$(2,567,387)	$(1,595,937)

BASIC EARNINGS PER SHARE	$(0.017)	$(0.009)	$(0.031)	$(0.023)

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING	82,124,603	72,998,461	81,935,259	69,929,300

DILUTED EARNINGS PER SHARE	$(0.017)	$(0.009)	$(0.031)	$(0.023)

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING	82,124,603	72,998,461	81,935,259	69,929,300

WIDEPOINT CORPORATION

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

	THREE MONTHS ENDED		SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
	2015	2014	2015	2014

NET LOSS	$(1,409,600)	$(669,200)	$(2,567,400)	$(1,595,900)
Adjustments to GAAP net income (loss):
Depreciation and amortization	380,200	478,200	774,000	879,600
Amortization of deferred financing costs	2,900	3,800	5,800	4,700
Income tax provision (benefit)	45,200	(600,300)	77,300	(1,216,500)
Interest income	(5,000)	(4,600)	(10,900)	(5,300)
Interest expense	36,100	46,300	80,400	92,600
Other (expense) income	(68,200)	(5,900)	(75,600)	(11,800)
Provision for doubtful accounts	(21,500)	-	(23,100)	(200)
Stock-based compensation expense	81,400	82,700	118,900	166,700

Adjusted EBITDA	$(958,600)	$(669,000)	$(1,620,600)	$(1,686,100)